Exhibit 99.(a)(1)(D)

Logon Screen

                                                                                                Need Help? Phone:1-408-720-6549

EMAIL:stockadmin@sst.com

Welcome to the Silicon Storage Technology, Inc. Stock Options Tender Offer Website.

Please enter your Employee ID and Password [last four digits of your Social Security Number]

If you have misplaced or did not receive your Employee ID or Password, click here

                                                Employee ID:                                                                                                                                                                                             (Case Sensitive)

                                                Password:                                                                                                                                                                                                (Case Sensitive)

ENTER